EXHIBIT a(7)

CITIFUNDS TRUST I

Certificate of Amendment

The undersigned, being the Assistant Secretary of Citifunds Trust I (the “Trust”), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Declaration of Trust as currently in effect (the “Trust Document”), the Trust Document has been amended by at least a majority of the Trustees of the Trust, as set forth in Exhibit A attached to this Certificate, as of the date specified therein.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 3rd day of April 2006.

/s/ Thomas C. Mandia
Name: Thomas C. Mandia
Title: Assistant Secretary

CITIFUNDS TRUST I

Certificate of Amendment

The undersigned, constituting a majority of the Trustees of Citifunds Trust I (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the series of shares of beneficial interests of the Trust currently designated as “Smith Barney Emerging Markets Equity Fund” is hereby changed to “Legg Mason Partners Emerging Markets Equity Fund,” and all references to such series in the Trust Document are hereby amended accordingly.

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 31st day of March 2006.

/s/ Elliott J. Berb Elliott J. Berv, as Trustee and not individually	/s/ Donald M. Carlton Donald M. Carlton, as Trustee and not individually

/s/ A. Benton Cocanougher A. Benton Cocanougher, as Trustee and not individually	/s/ Mark T. Finn Mark T. Finn, as Trustee and not individually

/s/ R. Jay Gerken R. Jay Gerken, as Trustee and not individually	/s/ Stephen Randolph Gross Stephen Randolph Gross, as Trustee and not individually

/s/ Diana R. Harrington Diana R. Harrington, as Trustee and not individually	/s/ Susan B. Kerley Susan B. Kerley, as Trustee and not individually

/s/ Alan G. Merten Alan G. Merten, as Trustee and not individually	/s/ Richardson Pettit R. Richardson Pettit, as Trustee and not individually